UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2024

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Glaukos Way
Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Glaukos Corporation (the “Company”) previously adopted the Glaukos Corporation Amended and Restated 2015 Omnibus Incentive Compensation Plan (the “Restated Plan”), subject to stockholder approval of the Restated Plan, which amends and restates the Glaukos Corporation 2015 Omnibus Incentive Compensation Plan (the “Existing Plan”). As disclosed in Item 5.07 of this Form 8-K, the Company’s stockholders have approved the Restated Plan.

The following summary of the terms of the Restated Plan is qualified in its entirety by reference to the text of the Restated Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Among other things, the Restated Plan provides for:

(i)	the reduction of the number of shares of the Company’s common stock available for award grants by approximately 7.9 million shares and provides for a new share limit that is equal to (1) 4.7 million shares, plus (2) any shares of the Company’s common Stock subject to stock options, full value awards or similar awards granted under the Existing Plan and outstanding on May 30, 2024 (with any such outstanding awards subject to performance-based vesting conditions counted at the target performance level), plus (C) shares subject to outstanding awards under the Company’s 2011 Stock Plan (the “2011 Plan”) that expire or otherwise terminate without having been exercised in full, plus (D) shares of common stock issued pursuant to awards granted under the 2011 Plan that are forfeited to or repurchased by the Company;
(ii)	an extension of the term of the Restated Plan to May 30, 2034;
(iii)	elimination of the evergreen feature;
(iv)	a prohibition on repricing of stock options and stock appreciation rights without stockholder approval; and
(v)	non-employee director compensation limits.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders (the “Annual Meeting”) of Glaukos Corporation (the “Company”) was held on May 30, 2024. At the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 16, 2024.

The final voting results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Proposal 1. The election of three Class III directors to hold office until the 2027 annual meeting of stockholders and until their respective successors are duly elected and qualified:

	For	Withheld	Broker Non-Votes
Thomas W. Burns	43,130,097	2,168,345	2,441,003
Marc A. Stapley	35,495,121	9,803,321	2,441,003
Leana S. Wen, M.D.	43,596,144	1,702,298	2,441,003

Proposal 2. The approval of the Glaukos Corporation Amended and Restated 2015 Omnibus Incentive Compensation Plan:

1,369,389

For	Against	Abstain	Broker Non-Votes
31,369,389	13,791,781	137,272	2,441,003

Proposal 3. The non-binding advisory vote regarding the frequency of future advisory votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
44,213,390	21,027	910,086	153,939	2,441,003

Proposal 4. The non-binding advisory vote regarding approval of the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
43,205,860	1,952,506	140,076	2,441,003

Proposal 5. The ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2024:

1,
For	Against	Abstain
47,458,368	154,713	126,364

There were no broker non-votes on Proposal 5.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1+	Glaukos Corporation Amended and Restated 2015 Omnibus Incentive Compensation Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document) + Designates a management compensation plan, contract or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION

By:	/s/ Robert L. Davis
	Name:	Robert L. Davis
	Title:	Senior Vice President, General Counsel & Business Development

Date: June 5, 2024